Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports Third-Quarter 2019 Financial Results

News Summary:

•
Third-quarter revenue of $19.2 billion set a new record and exceeded July guidance, driven by record data-centric revenue*, which grew 6 percent year-over-year (YoY). PC-centric revenue declined 5 percent YoY, consistent with guidance.

•	Third-quarter earnings-per-share (EPS) exceeded July guidance. GAAP EPS of $1.35 declined 2 percent YoY; non-GAAP EPS of $1.42 was up 1 percent.

•	Year-to-date, Intel has generated a record $23.3 billion cash from operations, generated $11.7 billion of free cash flow and returned approximately $14.3 billion to shareholders.

•	Raising full-year revenue outlook to $71 billion, up $1.5 billion from July guidance. Now expecting full-year GAAP EPS of $4.42 and raising full-year non-GAAP EPS outlook to $4.60.

SANTA CLARA, Calif., October 24, 2019 -- Intel Corporation today reported third-quarter 2019 financial results.

“We've been on a multiyear journey to reposition Intel’s portfolio to take advantage of the exponential growth of data. Our third-quarter financial performance underscores our progress as our data-centric businesses turned in their best performance ever, making up almost half our total revenue in a record quarter,” said Bob Swan, Intel CEO. “Our priorities are accelerating growth, improving our execution and deploying capital for attractive returns. We now expect to deliver a fourth record year in a row.”

Q3 2019 Financial Highlights

	GAAP			Non-GAAP
	Q3 2019	Q3 2018	vs. Q3 2018	Q3 2019	Q3 2018	vs. Q3 2018
Revenue ($B)	$19.2	$19.2	flat	$19.2^	$19.2^	flat
Gross Margin	58.9%	64.5%	down 5.6 pts	60.4%	65.9%	down 5.6 pts
R&D and MG&A ($B)	$4.7	$5.0	down 7%	$4.7^	$5.0^	down 7%
Operating Income ($B)	$6.4	$7.3	down 12%	$6.9	$7.6	down 9%
Tax Rate	10.8%	10.4%	up 0.4 pt	10.8%	11.9%	down 1.2 pts
Net Income ($B)	$6.0	$6.4	down 6%	$6.3	$6.5	down 3%
Earnings Per Share	$1.35	$1.38	down 2%	$1.42	$1.40	up 1%

Intel today announced its board of directors has approved a $20 billion increase in its stock repurchase program authorization. In the third quarter, the company generated approximately $10.7 billion in cash from operations, paid dividends of $1.4 billion and used $4.5 billion to repurchase 92 million shares of stock.

* Data-centric businesses include DCG, IOTG, Mobileye, NSG, PSG and All Other
^ No adjustment on a non-GAAP basis

Intel/Page 2

Business Unit Summary

	Key Business Unit Revenue and Trends
		Q3 2019	vs. Q3 2018
PC-centric	CCG	$9.7 billion	down	5%
Data-centric	DCG	$6.4 billion	up	4%
	Internet of Things
	IOTG	$1.0 billion	up	9%
	Mobileye	$229 million	up	20%
	NSG	$1.3 billion	up	19%
	PSG	$507 million	up	2%
			up	6%*

Third-quarter revenue of $19.2 billion was $1.2 billion higher than July guidance and set an all-time quarterly record, driven by record data-centric revenue, up 6 percent YoY. PC-centric revenue was in-line with expectations, down 5 percent compared to last year.
The PC-centric business (CCG) was down 5 percent in the third quarter on lower year-on-year platform volume, partially offset by a strong mix of Intel's higher performance products as the commercial segment of the PC market remained strong. Major PC manufacturers introduced systems featuring the new, 10nm-based 10th Gen Intel® Core™ processors (code-named "Ice Lake"). Eighteen new Ice Lake-powered system designs have shipped to date, with a total of 30 designs expected to launch in 2019. The company also announced new 10th Gen Intel® Core™ mobile PC processors (formerly code-named "Comet Lake") and new Intel® Xeon® W and X-Series processors for workstations and high-end desktops.
Collectively, Intel's data-centric businesses achieved record revenue in the third quarter, up 6 percent YoY. The Data Center Group (DCG) delivered record revenue driven by a strong mix of high-performance Intel® Xeon® processors and growth in every segment of the business. The communications service provider segment grew 11 percent while the cloud segment returned to growth, up 3 percent, and enterprise and government revenue grew 1 percent. The Internet of Things Group (IOTG) also achieved record revenue, up 9 percent on strength in retail and transportation. Mobileye achieved record revenue, up 20 percent YoY on increasing ADAS adoption. Intel's memory business (NSG) also achieved record revenue, up 19 percent YoY. The Programmable Solutions Group (PSG) shipped the first 10nm-based Intel® Agilex™ FPGAs in the third quarter. PSG third-quarter revenue was up 2 percent YoY.
Additional information regarding Intel’s results can be found in the Q3'19 Earnings Presentation available at: www.intc.com/results.cfm.

* Data-centric businesses include DCG, IOTG, Mobileye, NSG, PSG and All Other

Intel/Page 3

Business Outlook

Intel's guidance for the fourth-quarter and full-year 2019 includes both GAAP and non-GAAP estimates. Reconciliations between these GAAP and non-GAAP financial measures are included below.

Q4 2019	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$19.2 billion	$19.2 billion^
Operating margin	31.5%	33.5%
Tax rate	15.0%	13.5%
Earnings per share	$1.28	$1.24

Full-Year 2019	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$71.0 billion	$71.0 billion^
Operating margin	30.0%	32.5%
Tax rate	12.5%	12.0%
Earnings per share	$4.42	$4.60
Cash from operations	$32.0 billion	N/A
Full-year capital spending	$16.0 billion	$16.0 billion^
Free cash flow	N/A	$16.0 billion

Intel's Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after October 24, 2019, except for the planned divestiture of the majority of our smartphone modem business and the pending sale of Intel's interest in the IM Flash Technologies, LLC joint venture, which are both expected to close in the fourth quarter of 2019. Actual results may differ materially from Intel’s Business Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Earnings Webcast

Intel will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its third quarter of 2019. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com/results.cfm. The Q3'19 Earnings Presentation, webcast replay, and audio download will also be available on the site.

Intel plans to report its earnings for the fourth quarter of 2019 on January 23, 2020 promptly after close of market, and related materials will be available at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:00 p.m. PDT at www.intc.com.

^ No adjustment on a non-GAAP basis

Intel/Page 4

Forward-Looking Statements

Intel’s Business Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "would," "should," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to total addressable market (TAM) or market opportunity, future products and the expected availability and benefits of such products, and anticipated trends in our businesses or the markets relevant to them, also identify forward-looking statements. All forward-looking statements included in this release are based on management's expectations as of the date of this release and, except as required by law, Intel disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Intel presently considers the following to be among the important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; customer confidence or income levels, and the levels of customer capital spending; the introduction, availability and market acceptance of Intel's products, products used together with Intel products, and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; changes in customer needs and emerging technology trends; and changes in the level of inventory at customers.

•
Intel's results could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in results may also be caused by the timing of Intel product introductions and related expenses, including marketing programs, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, as well as decisions to exit product lines or businesses, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including recession or slowing growth, military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns, fluctuations in currency exchange rates, sanctions and tariffs, and continuing uncertainty regarding social, political, immigration, and tax and trade policies in the U.S. and abroad, including the United Kingdom's vote to withdraw from the European Union. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•
Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term. In addition, in connection with our strategic transformation to a data-centric company, we have entered new areas and introduced adjacent products, where we face new sources of competition and uncertain market demand or acceptance of our products, and these new areas and products may not grow as projected.

•
The amount, timing and execution of Intel's stock repurchase program may fluctuate based on Intel's priorities for the use of cash for other purposes—such as investing in our business, including operational and capital spending, acquisitions, and returning cash to our stockholders as dividend payments—and because of changes in cash flows, tax laws, or the market price of our common stock.

•
Intel's expected tax rate is based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017 (”TCJA”), and current expected income and may be affected by evolving interpretations of TCJA; changes in the volume and mix of profits earned across jurisdictions with varying tax rates; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

Intel/Page 5

•
Intel's results could be affected by gains or losses from equity securities and interest and other, which could vary depending on gains or losses on the change in fair value, sale, exchange, or impairments of equity and debt investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

•
We or third parties regularly identify security vulnerabilities with respect to our processors and other products as well as the operating systems and workloads running on them. Security vulnerabilities and any limitations of, or adverse effects resulting from, mitigation techniques can adversely affect our results of operations, financial condition, customer relationships, prospects, and reputation in a number of ways, any of which may be material, including incurring significant costs related to developing and deploying updates and mitigations, writing down inventory value, a reduction in the competitiveness of our products, defending against product claims and litigation, responding to regulatory inquiries or actions, paying damages, addressing customer satisfaction considerations, or taking other remedial steps with respect to third parties. Adverse publicity about security vulnerabilities or mitigations could damage our reputation with customers or users and reduce demand for our products and services. A detailed description of these risks is set forth in the "Risk Factors" section of our most recent reports on Forms 10-K and 10-Q.

•
Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, commercial, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•
Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions. In addition, these transactions could fail to achieve our financial or strategic objectives, disrupt our ongoing business, and adversely impact our results of operations. We also may not realize the expected benefits of portfolio decisions due to numerous risks, including unfavorable prices and terms; changes in market conditions; limitations due to regulatory or governmental approvals, contractual terms, or other conditions; and potential continued financial obligations associated with such transactions. Risks associated with the planned divestiture of the majority of Intel’s smartphone modem business are described in the “Forward-Looking Statements” section of Intel’s press release titled “Apple to Acquire Majority of Intel’s Smartphone Modem Business,” dated July 25, 2019.

Detailed information regarding these and other factors that could affect Intel's business and results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports. Copies of these filings may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov.

About Intel

Intel (NASDAQ: INTC), a leader in the semiconductor industry, is shaping the data-centric future with computing and communications technology that is the foundation of the world’s innovations. The company’s engineering expertise is helping address the world’s greatest challenges as well as helping secure, power and connect billions of devices and the infrastructure of the smart, connected world - from the cloud to the network to the edge and everything in between. Find more information about Intel at newsroom.intel.com and intel.com.

© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

Intel/Page 6

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA AND OTHER INFORMATION

	Three Months Ended		Nine Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018
NET REVENUE	$19,190	$19,163	$51,756	$52,191
Cost of sales	7,895	6,803	21,494	19,681
GROSS MARGIN	11,295	12,360	30,262	32,510
Research and development (R&D)	3,208	3,428	9,978	10,110
Marketing, general and administrative (MG&A)	1,486	1,605	4,608	5,230
R&D AND MG&A	4,694	5,033	14,586	15,340
Restructuring and other charges	104	(72)	288	(72)
Amortization of acquisition-related intangibles	50	50	150	150
OPERATING EXPENSES	4,848	5,011	15,024	15,418
OPERATING INCOME	6,447	7,349	15,238	17,092
Gains (losses) on equity investments, net	318	(75)	922	365
Interest and other, net	(46)	(132)	(170)	225
INCOME BEFORE TAXES	6,719	7,142	15,990	17,682
Provision for taxes	729	744	1,847	1,824
NET INCOME	$5,990	$6,398	$14,143	$15,858

EARNINGS PER SHARE - BASIC	$1.36	$1.40	$3.18	$3.42
EARNINGS PER SHARE - DILUTED	$1.35	$1.38	$3.14	$3.35

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC	4,391	4,574	4,450	4,632
DILUTED	4,433	4,648	4,507	4,728

	Three Months Ended
(In Millions)	Sep 28, 2019	Sep 29, 2018

EARNINGS PER SHARE OF COMMON STOCK INFORMATION:
Weighted average shares of common stock outstanding – basic	4,391	4,574
Dilutive effect of employee equity incentive plans	30	40
Dilutive effect of convertible debt	12	34
Weighted average shares of common stock outstanding – diluted	4,433	4,648

STOCK BUYBACK:
Shares repurchased	92	50
Cumulative shares repurchased (in billions)	5.4	5.1
Remaining dollars authorized for buyback (in billions)	$7.2	$4.7

OTHER INFORMATION:
Employees (in thousands)	111.9	107.1

Intel/Page 7

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA

(In Millions)	Sep 28, 2019	Dec 29, 2018
CURRENT ASSETS	(unaudited)
Cash and cash equivalents	$3,935	$3,019
Short-term investments	1,849	2,788
Trading assets	6,241	5,843
Total cash investments	12,025	11,650
Accounts receivable	6,880	6,722
Inventories
Raw materials	803	813
Work in process	5,945	4,511
Finished goods	1,890	1,929
	8,638	7,253
Other current assets	2,414	3,162
TOTAL CURRENT ASSETS	29,957	28,787

Property, plant and equipment, net	53,563	48,976
Equity investments	4,819	6,042
Other long-term investments	3,428	3,388
Goodwill	24,727	24,513
Identified intangible assets, net	11,019	11,836
Other long-term assets	6,255	4,421
TOTAL ASSETS	$133,768	$127,963

CURRENT LIABILITIES
Short-term debt	$5,200	$1,261
Accounts payable	4,809	3,824
Accrued compensation and benefits	3,220	3,622
Other accrued liabilities	11,835	7,919
TOTAL CURRENT LIABILITIES	25,064	16,626

Debt	23,707	25,098
Contract liabilities	1,413	2,049
Income taxes payable, non-current	4,974	4,897
Deferred income taxes	1,696	1,665
Other long-term liabilities	2,506	2,646

TEMPORARY EQUITY	166	419

Stockholders' equity
Preferred stock	—	—
Common stock and capital in excess of par value	25,290	25,365
Accumulated other comprehensive income (loss)	(722)	(974)
Retained earnings	49,674	50,172
TOTAL STOCKHOLDERS' EQUITY	74,242	74,563
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$133,768	$127,963

Intel/Page 8

INTEL CORPORATION
CONSOLIDATED SUMMARY STATMENT OF CASH FLOWS

	Nine Months Ended
(In Millions)	Sep 28, 2019	Sep 29, 2018

Cash and cash equivalents, beginning of period	$3,019	$3,433
Cash flows provided by (used for) operating activities:
Net income	14,143	15,858
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,647	5,420
Share-based compensation	1,290	1,203
Amortization of intangibles	1,211	1,172
(Gains) losses on equity investments, net	(395)	(329)
Changes in assets and liabilities:
Accounts receivable	(156)	(449)
Inventories	(1,376)	(362)
Accounts payable	728	430
Accrued compensation and benefits	(365)	(801)
Customer deposits and prepaid supply agreements	(674)	1,472
Income taxes	435	(1,057)
Other assets and liabilities	1,769	(25)
Total adjustments	9,114	6,674
Net cash provided by operating activities	23,257	22,532
Cash flows provided by (used for) investing activities:
Additions to property, plant and equipment	(11,547)	(11,291)
Purchases of available-for-sale debt investments	(2,028)	(3,090)
Sales of available-for-sale debt investments	1,198	135
Maturities of available-for-sale debt investments	1,920	2,232
Purchases of trading assets	(5,769)	(8,316)
Maturities and sales of trading assets	5,467	9,705
Sales of equity investments	1,414	1,646
Other investing	(575)	(440)
Net cash used for investing activities	(9,920)	(9,419)
Cash flows provided by (used for) financing activities:
Increase (decrease) in short-term debt, net	835	1,707
Issuance of long-term debt, net of issuance costs	650	423
Repayment of debt and debt conversion	(1,478)	(1,928)
Proceeds from sales of common stock through employee equity incentive plans	797	545
Repurchase of common stock	(10,100)	(8,464)
Payment of dividends to stockholders	(4,214)	(4,173)
Other financing	1,089	(1,249)
Net cash provided by (used for) financing activities	(12,421)	(13,139)
Net increase (decrease) in cash and cash equivalents	916	(26)
Cash and cash equivalents, end of period	$3,935	$3,407

Intel/Page 9

INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS

	Three Months Ended		Nine Months Ended
(In Millions)	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018
Net Revenue
Client Computing Group
Platform	$8,379	$9,023	$24,128	$24,703
Adjacency	1,330	1,211	3,008	2,479
	9,709	10,234	27,136	27,182
Data Center Group
Platform	5,819	5,637	14,854	15,561
Adjacency	564	502	1,414	1,361
	6,383	6,139	16,268	16,922
Internet of Things
IOTG	1,005	919	2,901	2,639
Mobileye	229	191	639	515
	1,234	1,110	3,540	3,154

Non-Volatile Memory Solutions Group	1,290	1,081	3,145	3,200
Programmable Solutions Group	507	496	1,482	1,511
All Other	67	103	185	222
TOTAL NET REVENUE	$19,190	$19,163	$51,756	$52,191

Operating income (loss)
Client Computing Group	$4,305	$4,532	$11,114	$10,557
Data Center Group	3,115	3,082	6,756	8,421
Internet of Things
IOTG	309	321	854	791
Mobileye	67	52	188	106
	376	373	1,042	897

Non-Volatile Memory Solutions Group	(499)	160	(1,080)	14
Programmable Solutions Group	92	106	233	304
All Other	(942)	(904)	(2,827)	(3,101)
TOTAL OPERATING INCOME	$6,447	$7,349	$15,238	$17,092
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:

•
CCG includes platforms designed for end-user form factors, focusing on higher growth segments of 2-in-1, thin-and-light, commercial and gaming, and growing adjacencies such as WiFi and Thunderbolt™ products.

•	DCG includes workload-optimized platforms and related products designed for cloud, enterprise, and communication infrastructure market segments.

•	IOTG includes high-performance compute solutions for targeted verticals and embedded applications in market segments such as retail, manufacturing, health care, energy, automotive, and government.

•
Mobileye includes computer vision and machine learning-based sensing, data analysis, localization mapping and driving policy technology for advanced driver assistance systems (ADAS) and autonomous driving

•	NSG includes Intel® Optane™ technology and 3D NAND flash memory, primarily used in solid-state drives (SSDs).

•
PSG includes programmable semiconductors, primarily field-programmable gate arrays (FPGAs), and related products for a broad range of markets, such as communications, data center, industrial, and military.

We have sales and marketing, manufacturing, engineering, finance, and administration groups. Expenses for these groups are generally allocated to the operating segments.
All other category includes revenue, expenses, and charges such as:

•	results of operations from non-reportable segments not otherwise presented;

•	historical results of operations from divested businesses;

•	results of operations of start-up businesses that support our initiatives, including our foundry business;

•	amounts included within restructuring and other charges;

•	a portion of employee benefits, compensation, and other expenses not allocated to the operating segments; and

•	acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.
A substantial majority of our revenue is generated from the sale of platform products. Platform products incorporate various components and technologies, including a microprocessor and chipset, a stand-alone SoC, or a multi-chip package based on Intel® architecture. Our remaining primary product lines are incorporated in "adjacency."

Intel/Page 10

INTEL CORPORATION
SUPPLEMENTAL PLATFORM REVENUE INFORMATION

	Q3 2019	Q3 2019	YTD 2019
	compared to Q2 2019	compared to Q3 2018	compared to YTD 2018
Client Computing Group Platform
Notebook platform volumes	3%	(10)%	(6)%
Notebook platform average selling prices	2%	4%	6%
Desktop platform volumes	15%	(11)%	(10)%
Desktop platform average selling prices	(2)%	3%	5%

Data Center Group Platform
Unit volumes	20%	(6)%	(8)%
Average selling prices	7%	9%	4%

Intel/Page 11

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with GAAP, this document contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated using an appropriate tax rate for each adjustment. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. We record charges related to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions, rather than our core operations. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Restructuring and other charges: Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include asset impairments, pension charges, and costs associated with the exit of the 5G smartphone modem business. We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures. We believe that these costs do not reflect our current operating performance. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Ongoing mark-to-market on marketable equity securities: We exclude gains and losses resulting from ongoing mark-to-market adjustments of our marketable equity securities, after the initial mark-to-market adjustment is recorded upon a security becoming marketable, when calculating certain non-GAAP measures, as we do not believe this volatility correlates to our core operational performance. Consequently, our non-GAAP earnings per share figures exclude these impacts to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Tax Reform adjustment: During 2018, we made adjustments to our U.S. Tax Cuts and Jobs Act (Tax Reform) provisional tax estimates that we recorded in Q4 2017. We exclude these provisional tax adjustments when calculating certain non-GAAP measures. We believe excluding these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating performance.
Free cash flow: We reference a non-GAAP financial measure of free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. We believe this non-GAAP financial measure is helpful to investors in understanding our capital requirements and provides an additional means to reflect the cash flow trends of our business.

Intel/Page 12

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Q4 2019 Outlook	Full-Year 2019

	Approximately	Approximately
GAAP OPERATING MARGIN	31.5%	30.0%
Amortization of acquisition-related intangible assets	2.0%	2.5%
NON-GAAP OPERATING MARGIN	33.5%	32.5%

GAAP TAX RATE	15.0%	12.5%
Other	(1.5)%	(0.5)%
NON-GAAP TAX RATE	13.5%	12.0%

GAAP DILUTED EARNINGS PER COMMON SHARE	$1.28	$4.42
Amortization of acquisition-related intangible assets	0.08	0.30
Restructuring and other charges	0.01	0.08
Ongoing mark-to-market on marketable equity securities	—	(0.04)
(Gains) losses from divestiture	(0.16)	(0.16)
Income tax effect	0.03	—
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$1.24	$4.60

(In Billions)	Full-Year 2019

GAAP CASH FROM OPERATIONS	$32.0
Additions to property, plant and equipment	(16.0)
FREE CASH FLOW	$16.0

Intel/Page 13

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended		Nine Months Ended
(In Millions, Except Per Share Amounts)	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018
GAAP GROSS MARGIN	$11,295	$12,360	$30,262	$32,510
Amortization of acquisition-related intangible assets	288	276	856	826
NON-GAAP GROSS MARGIN	$11,583	$12,636	$31,118	$33,336

GAAP GROSS MARGIN PERCENTAGE	58.9%	64.5%	58.5%	62.3%
Amortization of acquisition-related intangible assets	1.5%	1.4%	1.7%	1.6%
NON-GAAP GROSS MARGIN PERCENTAGE	60.4%	65.9%	60.1%	63.9%

GAAP OPERATING INCOME	$6,447	$7,349	$15,238	$17,092
Amortization of acquisition-related intangible assets	338	326	1,006	976
Restructuring and other charges	104	(72)	288	(72)
NON-GAAP OPERATING INCOME	$6,889	$7,603	$16,532	$17,996

GAAP TAX RATE	10.8%	10.4%	11.6%	10.3%
Other	(0.1)%	1.5%	—%	1.5%
NON-GAAP TAX RATE	10.8%	11.9%	11.5%	11.8%

GAAP NET INCOME	$5,990	$6,398	$14,143	$15,858
Amortization of acquisition-related intangible assets	338	326	1,006	976
Restructuring and other charges	104	(72)	288	(72)
(Gains) losses from divestiture	—	—	—	(494)
Ongoing mark-to-market on marketable equity securities	(114)	(8)	(188)	(379)
Tax Reform	—	(113)	—	(294)
Income tax effect	(29)	(23)	(127)	28
NON-GAAP NET INCOME	$6,289	$6,508	$15,122	$15,623

GAAP DILUTED EARNINGS PER COMMON SHARE	$1.35	$1.38	$3.14	$3.35
Amortization of acquisition-related intangible assets	0.08	0.07	0.22	0.21
Restructuring and other charges	0.02	(0.02)	0.07	(0.02)
(Gains) losses from divestiture	—	—	—	(0.10)
Ongoing mark-to-market on marketable equity securities	(0.02)	—	(0.04)	(0.08)
Tax Reform	—	(0.02)	—	(0.06)
Income tax effect	(0.01)	(0.01)	(0.03)	—
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$1.42	$1.40	$3.36	$3.30

Nine Months Ended
(In Millions)	Sep 28, 2019

GAAP CASH FROM OPERATIONS	$23,257
Additions to property, plant and equipment	(11,547)
FREE CASH FLOW	$11,710

GAAP CASH USED FOR INVESTING ACTIVITIES	$(9,920)
GAAP CASH USED FOR FINANCING ACTIVITIES	$(12,421)